FIRST AMENDMENT TO
LOAN AUTHORIZATION AGREEMENT

Dated as of October 20, 2023

Reference is hereby made to that certain Loan Authorization Agreement, dated as of May 9, 2022, between New Mountain Guardian IV BDC, L.L.C., as borrower (the *"Borrower"* or the *"Fund"*), and BMO Bank N.A., as lender (formerly known as BMO Harris Bank N.A., the *"Lender"*) (as amended, restated, supplemented or otherwise modified from time to time (the *"Loan Agreement"*), All capitalized terms used in this First Amendment to Loan Authorization Agreement (this *"Amendment"*) but not defined herein shall have the same meanings herein as such terms have in the Loan Agreement.

The Fund has notified the Lender that New Mountain Guardian IV Rated Feeder I, LTD., an exempted company incorporated in Bermuda (the *"Feeder Fund"*), has committed to make Drawdown Purchases in the Fund. The Fund has requested that the Lender agree to amend, and the Lender has agreed to amend on the terms and conditions of this Amendment, the Loan Agreement to include the Feeder Fund's capital commitments in the calculation of Remaining Capital Commitments for the purposes of the covenants set forth in Section 7(c) of the Loan Agreement.

SECTION 1. AMENDMENTS TO LOAN AGREEMENT.

Subject to the satisfaction of all of the conditions precedent set forth in Section 2 below in a manner reasonably acceptable to the Lender (as evidenced by the execution and delivery by the Lender of a counter-part hereto), the Loan Agreement shall be and hereby is amended as follows:

1.1 Subject to the satisfaction of all of the conditions precedent set forth in Section 2 below in a manner reasonably acceptable to the Lender, the Loan Agreement shall be and hereby is amended, including the Exhibits thereto, to incorporate the changes reflected in Annex A attached hereto, with the underlined language in Annex A indicating insertions and language subject to a strike-through in Annex A indicating deletions.

1.2 Each reference to "BMO Harris Bank N.A." in each other Loan Document shall be replaced with a reference to "BMO Bank N.A.".

SECTION 2. CONDITIONS PRECEDENT.

2.1. Each of the Fund and the Lender shall have executed and delivered this Amendment.

2.2. The Lender shall have received copies of all documents listed on the attached Annex B in form and substance reasonably satisfactory to the Lender.

4860-3281-0110
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SECTION 3. REPRESENTATIONS.

In order to induce the Lender to execute and deliver this Amendment, the Fund hereby represents to the Lender that as of the date hereof the representations and warranties set forth in the Loan Agreement and Collateral Documents to which it is a party are true and correct in all material respects (*provided* that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date) and each of the Fund represents and warrants that it is in compliance with the covenants of the Loan Agreement and Collateral Documents applicable to it.

The Fund heretofor executed and delivered the Collateral Documents to which it is a party and each such Person hereby acknowledges and agrees that the security interest and liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations; and the Collateral Documents and the rights and remedies of the Lender thereunder, the obligations of such Person thereunder, and the security interest and liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

SECTION 4. MISCELLANEOUS.

4.1. Except as specifically amended herein, the Loan Agreement and the Collateral Documents shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Loan Agreement, the Note, the Collateral Documents or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Loan Agreement, any reference in any of such items to the Loan Agreement being sufficient to refer to the Loan Agreement as amended hereby.

4.2. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Amendment by telecopy or by e-mail transmission of an Adobe portable document format file (also known as a *"PDF"* file) shall be effective as originals. The Fund agrees to pay all reasonable and invoiced out-of-pocket expenses, legal and/or otherwise (including court costs and reasonable and invoiced attorneys' fees (including, without limitation, the allocated cost of in-house counsel)) paid or incurred by the Lender in the preparation and negotiation of this Amendment and any instruments and documents executed in connection herewith.

4.3. This Amendment shall be governed by the laws of the State of New York. THE FUND AND THE LENDER EACH SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, FOR PURPOSES OF ALL LEGAL PROCEEDINGS

ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE FUND AND THE LENDER EACH WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGES FOLLOW]

This First Amendment to Loan Authorization Agreement is entered into as of the date first set forth above.

NEW MOUNTAIN GUARDIAN IV BDC, L.L.C.

By: ______________________________

Printed Name: LAURA HOLSON

Its: Authorized Signatory

[Signatures Continued on Next Page]

[Signature Page to First Amendment to Loan Authorization Agreement – New Mountain Guardian IV BDC, L.L.C.]

[Signature Page to First Amendment to Loan Authorization Agreement – New Mountain Guardian IV BDC, L.L.C.] BMO BANK N.A. By: ___________________________________ Name: Jack Murphy Its: Director ANNEX A TO FIRST AMENDMENT TO LOAN AUTHORIZATION AGREEMENT [ See attached ] 4864-6155-3181 v5.doc4895-7086-6303 4384517 ANNEX A TO FIRST AMENDMENT TO LOAN AUTHORIZATION AGREEMENT LOAN AUTHORIZATION AGREEMENT DATED: MAY 9, 2022 The Fund referred to below has applied for, and BMO Harris Bank N.A. (the “Lender”) has approved the establishment of, a loan authorization account (“Loan Account”) from which the Fund may from time to time request loans in an aggregate amount of up to the maximum amount of credit shown below (the “Amount of Maximum Credit”). Interest on such loans is computed at a variable rate which may change daily based upon changes in the Prime Rate or the SOFR Quoted Rate (each hereinafter defined). The Fund may make principal payments at any time and in any amount without premium or penalty. The request by the Fund for, and the making by the Lender of, any loan against the Loan Account shall constitute an agreement between the Fund and the Lender as follows: Name of Fund: New Mountain Guardian IV BDC, L.L.C., a Delaware limited liability company (the “Fund”). Address: New Mountain Guardian IV BDC, L.L.C. 1633 Broadway, 48th Floor New York, NY 10019 Attn.: Shiraz KajeeLaura C. Holson Telephone: 212-655-0194 Facsimile: 646-304-6734 E-mail: skajeeLholson@newmountaincapital.com Type of Loan Account: Revolving, which means as principal is repaid, the Fund may reborrow subject to this Loan Authorization Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”). Defined Terms: All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Fund’s Amended and Restated Limited Liability Company Agreement, dated as of May 3, 2022 (as further amended, restated, supplemented or otherwise modified from time to time, the “LLC Agreement”). “Business Day” means any day other than (a) Saturday and Sunday and (b) any other day on which banks in New York City and Chicago, Illinois are required or authorized by law to remain closed. Amount of Maximum Credit: $30,000,000.00200,000,000; provided, however, that the Lender may, if requested by the Fund, elect in its sole and absolute discretion to increase the Amount of Maximum Credit to up to $250,000,000.00, it being understood that the Lender has no obligation to increase the Amount of Maximum Credit at any time. Each Loan Requested Shall Be At Least: $100,000.00 (the “Minimum Amount”). Variable Interest Rate: The interest rate applicable prior to the Maturity Date equals the greater of (i) the rate per annum announced by the Lender from time to time as its prime commercial rate (the “Prime Rate”) minus 0.25% per annum (the “Prime Rate Margin”) or (ii) the SOFR Quoted Rate for such day plus the rate of 2.50% per annum (the “SOFR Margin”). As used herein, the term “Term SOFR” means a rate equal to the secured overnight financing rate as -2- administered by the Term SOFR Administrator; the term “SOFR Quoted Rate” means, as of any day of determination, 3-month Term SOFR on the date that is two U.S. Government Securities Business Days prior to such day of determination as such rate is published by the Term SOFR Administrator plus a credit spread adjustment of 0.15%; provided, that in no event shall the “SOFR Quoted Rate” be less than 0.00%; the term “Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR selected by the Lender in its reasonable discretion); and the term “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. Maturity Date: The Loan Account terminates, and Loans are payable, ON DEMAND; provided, that the Fund shall have fifteen (15) Business Days to honor any demand for payment hereunder; provided, further, that if no demand is sooner made, each Loan advanced hereunder shall be due and payable on the earliest to occur of (x) date that is six (6) months after the date such Loan was advanced hereunder and (y) 30 days prior to the termination of the Investment Period (the earlier to occur is the “Maturity Date”). Upon the voluntary entry against the Fund of an order for relief under the United States Bankruptcy Code, as amended, or any other similar insolvency or receivership law or statute of a foreign jurisdiction (each, an “Insolvency Law”), any involuntary filing of a petition against the Fund under any Insolvency Law that remains undismissed or unstayed for a period of sixty (60) days, or the appointment of a receiver or an assignment for the benefit of creditors for the Fund, all obligations of the Fund hereunder, whether for principal, interest, fees or expenses, shall be deemed to have been declared immediately due and payable without presentment, demand, protest or notice of any kind. Periodic Statements (as defined below) reflecting accrued interest will be sent and interest will be payable in accordance with Section 2 hereof. Payments shall be due at the Lender’s principal office in Chicago, Illinois, paid to the Lender and its registered assigns, and made by federal wire transfer to: BMO Harris Bank N.A., Chicago, IL ABA 071000288 To the account of: CCLO BMO Harris Bank N.A. LN IQ Wire Account Number: 109-535-5 Reference: New Mountain Guardian IV BDC, L.L.C. Attn.: Clients Services Dept. 1. Using the Account. All loans and advances from the Loan Account are referred to in this Agreement as “Loans”. Loan requests must be in writing or by telephone and confirmed in writing (including by facsimile or e-mail) and shall be sent to the Fund’s BMO Harris Bank N.A. Account Officer or Client Services Officer no later than 1:00 p.m. (New York time) on the date of the proposed borrowing in order to be honored the same day. Loan proceeds shall be credited to the Fund’s deposit account at the Lender unless the Lender is directed otherwise by special written directions from the Fund. The amount of each Loan requested shall be at least the Minimum Amount, and the Lender shall have the right to refuse to honor any Loan requested by

-4- subject, however, to the limitation that such interest rate shall never exceed the highest rate which the Fund may contract to pay under applicable law. Interest on the Loans shall, at the option of the Fund and subject to the following terms and conditions, be payable either (i) in immediately available funds on each Interest Payment Date in accordance with this Section 2, or (ii) through a Loan on each Interest Payment Date, or (iii) by any combination of the methods described in the immediately preceding clauses (i) and (ii) selected by the Fund which results in such methods being applied in the satisfaction in full of all interest due on the Loans on such Interest Payment Date: (a) Unless the Fund notifies the Lender by 12:00 noon (New York Time) on the applicable Interest Payment Date that the Fund intends to pay the interest due on the Loans on such Interest Payment Date with funds not borrowed under this Agreement, the Fund shall be deemed to have irrevocably requested a Loan on each Interest Payment Date in the amount of the interest then due on the Loans, in each case subject to the provisions of this Agreement (other than the Minimum Amount requirement), which new Loan shall be applied to pay the interest then due on the Loans. In the event the Fund has elected to pay the interest due on the Loans with funds not borrowed under this Agreement and the Fund fails to make any such payment within twenty (20) days of the applicable Interest Payment Date, the Lender may in its sole discretion deem the Fund to have irrevocably requested a Loan in the amount of the interest then due on the Loans, in each case subject to the provisions of this Agreement (other than the requirement that a Loan be in a Minimum Amount) which new Loans shall be applied to pay the interest then due on the Loans. (b) Each payment of interest by a borrowing of a Loan shall be evidenced by the Note, shall bear interest from the date made at a rate per annum equal at all times to the rate then applicable to the Loans, payable on the Maturity Date therefor. (c) In no event shall the unpaid principal balance of all Loans, including, without limitation, each borrowing of a Loan to pay interest then due on the Loans, exceed the Amount of Maximum Credit. 3. Reserved. 4. (a) Payments. Payments received by the Lender shall be applied first to accrued interest and then to the principal balance of outstanding Loans unless otherwise determined by the Lender. If any payment from the Fund under this Agreement becomes due on a day that is not a Business Day, such payment shall be made on the next Business Day and any such extension shall be included in computing interest under this Agreement. (b) Mandatory Clean-Down. Each Loan advanced prior to the date of the first Additional Closing (Closing 1b) of the Fund shall be repaid in full by no later than June 13, 2022. 5. Periodic Statements. The Lender will furnish the Fund with a monthly statement for each billing period which has any transaction or balance (each, a “Periodic Statement”). 6. Financial Statements. The Fund agrees to furnish financial information of the Fund to the Lender upon reasonable request of the Lender from time to time and to the extent reasonably available to the Fund. Such information shall be furnished as soon as reasonably possible, but in any event within thirty (30) days after request by the Lender. Without any such request, the Fund shall deliver to the Lender: (a) as soon as available, and in any event within thirty (30) days after the last day of each fiscal -6- management fees then due) from such financing to the repayment of the then outstanding principal balance of the Loans and accrued and unpaid interest thereon until paid in full. For purposes of this Agreement, “Default” means the failure by the Fund to pay when due (after taking into account any applicable grace period, including the fifteen (15) Business Day period applicable in the case of a demand for repayment), whether by demand or otherwise, any monetary obligation under this Agreement and the Note; (c) that the aggregate amount of outstanding indebtedness of the Fund does not as of the date hereof and will not at any time hereafter exceed the 4055% (the “Advance Rate”) of the Fund’s Remaining Capital Commitments (the “Advance RateMaximum Permitted Indebtedness”); provided, however, that such availability is subject to change solely at the Lender’s discretion upon notice to the Fund, and in the event such change requires a repayment of the Loans or a portion thereof, the Fund shall have fifteen (15. As of the last day of the Draw Period (as defined in the Note Purchase Agreement), the Fund’s Remaining Capital Commitments shall be deemed to be reduced by the amount of the Remaining Capital Commitments of the Feeder Fund, provided, further, that on the date 15 Business Days prior to the last day of the Draw Period (as defined in the Note Purchase Agreement), the Fund shall calculate compliance with Maximum Permitted Indebtedness on a pro forma basis as if the Remaining Capital Commitments of the Feeder Fund were then zero and shall issue Drawdown Notices (including on the Feeder Fund, which in turn shall issue Notices of Fundings or Borrowing Requests (as defined in the Note Purchase Agreement) on the Holders (as defined in the Note Purchase Agreement)) prior to the end of the Draw Period (and shall direct that all Fundings to the Feeder Fund be directed to the Funding Account (as defined in Feeder Fund Security Agreement) and all Capital Contributions to the Main Fund be funded to the Capital Commitment Account) in the amount necessary to repay outstanding indebtedness of the Fund to ensure compliance with Maximum Permitted Indebtedness within ten (10) Business Days to make such payment;of the termination of the Draw Period. (d) that the Loans to the Fund shall not at any time cause the Fund to exceed the aggregate amount of Fund Indebtedness that it is permitted to have outstanding under its LLC Agreement or other organizational documents of the Fund; (e) that at no time shall the Fund incur any third party indebtedness or other outstanding obligations, other than (i) with the prior written consent of the Lender, (ii) contingent obligations that are (A) related to an SPV Facility and not constituting a payment guaranty or repurchase obligation arising in connection with a default thereunder or under any asset purchased in a repurchase facility (it being agreed that repurchase obligations for assets determined to be ineligible (but not by reason of a default under such asset) shall be permitted), (B) limited to customary indemnity and expense reimbursement obligations in favor of service providers in the ordinary course of business, (C) endorsements for collection or deposit in the ordinary course of business or (D) so-called “bad boy” or “limited-recourse” guaranties for which payment arises solely due to misconduct, (iii) any obligations owing to the Lender or any affiliate thereof, (iv) accounts payable incurred in the ordinary course of business, (v) obligations for taxes and other governmental obligations, such as filing and registration fees, that are not overdue or are being contested in good faith and for which adequate reserves have been established under GAAP, (vi) purchase and funding commitments relating to the investment assets of the Fund as permitted under the LLC Agreement, and (vii) other indebtedness and obligations in an aggregate amount not to exceed $250,000 at any time outstanding; and (f) that at no time shall the Fund or its Board of Directors delegate the authority to issue Drawdown Notices to any Person other than the Adviser and the Lender. -12- such additional amount as may be necessary to ensure that the net amount actually received by the Lender free and clear of such Indemnified Taxes (including such taxes on such additional amount) is equal to the amount which the Lender would have received had such withholding of Indemnified Taxes not been made. If the Lender pays any amount in respect of any such Indemnified Taxes, the Fund shall reimburse the Lender for that payment within thirty (30) days of the written demand by the Lender; provided, that the Lender shall have delivered to the Fund official tax receipts evidencing that payment or certified copies thereof (or other evidence reasonably satisfactory to the Fund). If the Fund pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof (or other evidence reasonably satisfactory to the Lender) to the Lender on whose account such withholding was made on or before the thirtieth day after payment. “Indemnified Taxes” shall mean taxes (including any penalties or interest thereon), other than Excluded Taxes, imposed on or with respect to any payment made by the Fund to the Lender under this Agreement. “Excluded Taxes” shall mean any of the following taxes (including any penalties or interest thereon) imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender: (a) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, having its principal office, or its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such tax (other than connections arising from the Lender having executed, delivered, performed its obligations under, received payments under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned an interest in any Loan or this Agreement), (b) U.S. federal withholding taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan or (ii) the Lender changes its lending office, except in each case to the extent that amounts with respect to such taxes were payable either to the Lender’s assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its lending office, (c) taxes attributable to the Lender’s failure to comply with Section 20 hereof and (d) any withholding taxes imposed under FATCA. The Fund shall timely pay to the relevant governmental authority in accordance with applicable law any Other Taxes. “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any loan document, except any such taxes that are imposed as a result of any present or former connection between a jurisdiction imposing such tax and the Lender imposed with respect to an assignment (other than an assignment made at the request of the Fund). 23. Liens and Security Interests. (a) The Loans made (both for principal and interest) and the Fund’s other obligations under this Agreement, the Note and the other Loan Documents (collectively, the “Obligations”) shall be secured by, and the Fund shall grant to the Lender, a security interest and lien in and to, and collateral assignment of, all of the Remaining Capital Commitments of the Fund’s Members, the rights of Fund or the Adviser to call capital and issue Drawdown Notices under the LLC Agreement and each Member’s Subscription Agreement and to enforce the same and in the proceeds thereof and in and to the Capital Commitment Account (defined below) and the On-Pledge Collateral (collectively, the “Collateral”), in each case, pursuant to aan Amended and Restated Security Agreement executed and delivereddated as of the date -13- hereofOctober 20, 2023, by the Fund in favor of the Lender (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), together with financing statements, account control agreements and other documents reasonably satisfactory to the Lender. For purposes hereof, “Note Purchase Agreement” shall mean that certain Note Purchase and Security Agreement, dated as of August 22, 2023, among New Mountain Guardian IV Rated Feeder I, LTD., an exempted company incorporated in Bermuda (the “Feeder Fund”), as the “Issuer” thereunder, New Mountain Credit CLO Advisers, L.L.C., a Delaware series LLC, as the “Manager”, the purchasers from time to time party thereto (the “Holders”), and State Street Bank and Trust Company, as “Collateral Agent,” “Securities Intermediary,” and “Note Agent” thereunder, as amended, restated, supplemented or otherwise modified, and “On-Pledge Collateral” shall mean a pledge by the Feeder Fund to the Fund (to secure the capital commitments of the Feeder Fund to the Fund) of (i) the Feeder Fund’s rights, titles, interests and privileges in and to the Commitments and the Fundings (each as defined in the Note Purchase Agreement) made by the investors of the Feeder Fund, (ii) the Feeder Fund’s right to issue Notices of Funding and Borrowing Requests (each has defined in the Note Purchase Agreement) and all of the Feeder Fund’s other rights, titles, interests, powers and privileges related to, appurtenant to or arising out of the Commitments (including to receive and enforce Fundings), (iii) all proceeds of any and all of the foregoing (“Feeder Fund’s Collateral”), pursuant to a Security Agreement, dated as of October 20, 2023, made by the Feeder Fund in favor of the Fund (as amended, restated, supplemented and otherwise modified, the “Feeder Fund Security Agreement”), with such Feeder Fund’s Collateral being further pledged and collaterally assigned to the Lender pursuant to the Security Agreement. The Security Agreement, the Feeder Fund Security Agreement, the pledge agreements, financing statements, account control agreements and other documents and instruments from time to time executed and delivered pursuant to this Agreement and any documents or instruments amending or supplementing the same are collectively referred to herein as the “Collateral Documents”. The Fund agrees that the security interest and lien in and to the Collateral (as defined in the Security Agreement) in favor of the Lender shall at all times be a first priority and exclusive lien subject only to Permitted Liens. The Fund shall also cause the Adviser to execute a letter agreement in favor of the Lender in respect of certain matters relating to the Collateral (the “Adviser Letter Agreement”). (b) In order to secure further the payment and performance by the Fund of the Obligations, the Fund shall require that all Members wire transfer, or send checks for deposit, to that certain account held by the Fund at State Street Bank and Trust Company or another custodian or depositary bank reasonably acceptable to Lender (the “Custodian”), for credit to the Fund in Account No. 11984291, which account shall, on or prior to the date twenty (20) days after the date of this Agreement (or such later date as agreed to by the Lender in writing) be subject to a tri-party account control agreement among the Fund, Custodian and Lender (the “Control Agreement”) reasonably acceptable to the Lender (the “Capital Commitment Account”), all monies or sums paid or to be paid by any Member to the capital of the Fund as Contributed Capital as and when Contributed Capital is called pursuant to the Drawdown Notices and the LLC Agreement. In addition, the Fund shall, upon receipt, deposit into the Capital Commitment Account any payments and monies which it receives directly from the Members as Contributed Capital. The Fund shall not direct any Member to make payments to the capital of the Fund as Contributed Capital to any account other than the Capital Commitment Account, unless the Lender has provided its prior written consent. 24. OFAC. (a) None of the Fund, any of its subsidiaries or any partner, unitholder, member, director, officer, employee, agent, or affiliate of the Fund or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by Persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of

[Signature Page to Loan Authorization Agreement - New Mountain Guardian IV BDC, L.L.C.] The Fund agrees to the terms applicable to it set forth above. This Agreement is dated as of the date first written above. NEW MOUNTAIN GUARDIAN IV BDC, L.L.C. By: _________________________________________ Printed Name: Shiraz Kajee Its: Authorized Signatory [Signature Page to Loan Authorization Agreement - New Mountain Guardian IV BDC, L.L.C.] Accepted and agreed as of the date first written above. BMO HARRIS BANK N.A. By: _________________________________________ Printed Name: ________________________________ Its: _________________________________________ EXHIBIT A DEMAND NOTE May 9, 2022 ON DEMAND, for value received, the undersigned, New Mountain Guardian IV BDC, L.L.C., a Delaware limited liability company (the “Fund”), promises to pay to BMO Harris Bank N.A. and its registered assigns (the “Lender”) at its offices at 320 South Canal Street, Chicago, IL 60606, the principal amount of Loans outstanding under the Loan Authorization Agreement referred to below together with interest payable at the times and at the rates and in the manner set forth in the Loan Authorization Agreement referred to below; provided, that the undersigned shall have fifteen (15) Business Days (as defined in the Loan Authorization Agreement) to honor any demand for payment. This Demand Note (this “Note”) evidences borrowings by and other extensions of credit for the account of the Fund under the Loan Authorization Agreement dated as of May 9, 2022, between the undersigned and the Lender, (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Authorization Agreement”); and this Note and the holder hereof are entitled to all the benefits provided for under the Loan Authorization Agreement, to which reference is hereby made for a statement thereof. The Fund hereby waives presentment and notice of dishonor. The Fund agrees to pay to the holder hereof all court costs and other reasonable and invoiced out-of-pocket expenses, legal or otherwise (including, without limitation, the allocated amount of reasonable and documented attorneys’ fees of in house counsel in connection with any exercise of remedies or enforcement action), incurred or paid by such holder in connection with the collection of this Note. Delivery of an executed counterpart of this Note by telecopy or by e-mail transmission of an Adobe portable document format file (also known as a “PDF”) shall be effective as an original. It is agreed that this Note and the rights and remedies of the holder hereof shall be governed by the laws of the State of New York. NEW MOUNTAIN GUARDIAN IV BDC, L.L.C. By: _________________________________________ Printed Name: Shiraz Kajee Its: Authorized Signatory EXHIBIT B EXHIBIT B CERTIFICATE OF STATUS OF NEW MOUNTAIN GUARDIAN IV BDC, L.L.C. NEW MOUNTAIN GUARDIAN IV BDC, L.L.C., a Delaware limited liability company (the “Fund”), does hereby certify that: 1. Rob Hamwee is the Chief Executive Officer of the Fund. 2. This Certificate is being delivered to BMO Bank N.A. (formerly known as BMO Harris Bank N.A.) and its affiliates (collectively, the “Lender”) in connection with, and may be relied upon by the Lender in connection with, its extension of credit from time to time to the Fund. 3. The Fund has secured proper authorization to enter into the Loan Authorization Agreement between the Fund and Lender dated as of May 9, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Authorization Agreement”), and to execute all instruments and documents in connection therewith (together with the Note, the Security Agreement, the Control Agreement and the Adviser Letter Agreement, each as defined in the Loan Authorization Agreement, collectively, the “Loan Documents”), in compliance with the Amended and Restated Limited Liability Company Agreement, dated as of May 3, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Fund’s LLC Agreement”; all capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Fund’s LLC Agreement). The Fund has incurred indebtedness, and will continue to incur indebtedness, only to the extent the same can be done in compliance with the Fund’s LLC Agreement, including, without limitation, the limitations therein on indebtedness set forth in Section 4.2 thereof. New Mountain Guardian IV Rated Feeder I, LTD., an exempted company incorporated in Bermuda (the “Feeder Fund”), has committed to make Drawdown Purchases in the Fund. The Feeder Fund shall make such Drawdown Purchases with the proceeds of amounts funded by its investors pursuant to the terms of a Note Purchase and Security Agreement, dated as of August 22, 2023, among the Feeder Fund, as the “Issuer” thereunder, New Mountain Credit CLO Advisers, L.L.C., a Delaware series LLC, as the “Manager”, the purchasers from time to time party thereto (the “Holders”), and State Street Bank and Trust Company, as “Collateral Agent,” “Securities Intermediary,” and “Note Agent” thereunder (as amended, restated, supplemented or otherwise modified, the “Note Purchase Agreement”). All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Fund’s LLC Agreement, the Loan Authorization Agreement or Note Purchase Agreement, as applicable. 4. The aggregate amount of outstanding indebtedness of the Fund as of the date hereof is $______________. 5. The aggregate amount of Capital Commitments to the Fund as of the date hereof is $______________.

2 6. The aggregate amount of outstanding guarantees, repurchase obligations and similar contingent obligations on which the Fund is liable as of the date hereof is $______________. 7. The aggregate amount of Remaining Capital Commitments to the Fund as of the date hereof is $______________. 8. The aggregate amount of Contributed Capital made by the Members to the Fund as of the date hereof is $______________. 9. The stated termination date of the Investment Period is ________________ (leave blank if such date cannot be determined). 10. (a) The aggregate amount of outstanding indebtedness, guarantee, repurchase obligations and other similar obligations of the Fund does not as of the date hereof and will not at any time hereafter exceed 4055% (the “Advance Rate”) of the Fund’s Remaining Capital Commitments (the “Advance RateMaximum Permitted Indebtedness”); provided, however, that such availability is subject to change solely at the Lender’s discretion upon notice to the Fund, and in the event such change requires a repayment; provided, further, that on the date 15 Business Days prior to the last day of the LoansDraw Period (as defined in the Loan AuthorizationNote Purchase Agreement) or a portion thereof, the, the Fund shall calculate compliance with Maximum Permitted Indebtedness on a pro forma basis as if the Remaining Capital Commitments of the Feeder Fund were then zero and shall have fifteen (15) Business Daysissue Drawdown Notices (including on the Feeder Fund, which in turn shall issue Notices of Fundings or Borrowing Requests (as defined in the Loan AuthorizationNote Purchase Agreement) to make such paymenton the Holders (as defined in the Note Purchase Agreement)) prior to the end of the Draw Period (and shall direct that all Fundings to the Feeder Fund be directed to the Funding Account (as defined in Feeder Fund Security Agreement) and all Capital Contributions to the Main Fund be funded to the Capital Commitment Account) in the amount necessary to repay outstanding indebtedness of the Fund to ensure compliance with Maximum Permitted Indebtedness within ten (10) Business Days of the termination of the Draw Period. (b) As of the date hereof, the Fund is in compliance with the terms of Section 4.2 of the Fund’s LLC Agreement. 11. The aggregate amount of investments of the Fund in any one Portfolio Company as of the date hereof do not and will not at any time hereafter exceed the limitations set forth in Section 4.1(a) of the Fund’s LLC Agreement. 12. The aggregate amount of Drawdown Notices made on the Fund’s Members since the most recently completed fiscal quarter of the Fund is $______________. 13. The aggregate amount of distributions made by the Fund in respect of equity interests therein since the most recently completed fiscal quarter of the Fund is $______________. 14. The stated termination date of the Investment Period is _________________. The last day of the Draw Period will occur on ___________________. 3 15. We will promptly notify you (i) upon our becoming aware of the occurrence of any event which would give any one or more of our Members the right to terminate or suspend its Capital Commitment or the right of any Holder to terminate its Commitment, whether in whole or in part and whether or not contingent upon the passage of time or the giving of notice or both, (ii) upon the occurrence of a Key Person Event or Alternative Key Person Event, (iii) upon becoming aware of any action taken, or to be taken, which could result in the termination of the Investment Period or Draw Period, (iv) upon our becoming aware of any event which would permit a Member to withdraw from the Fund or any Holder to withdrawal from the Feeder Fund, (v) upon our becoming aware of any event or agreement which would excuse a Member from participating in any Drawdown Purchase relating to the Fund or any Holder from honoring any Notice of Fund or Borrowing Notice under the Note Purchase Agreement (and the Credit Agreement referenced therein), (vi) of any assignment of a Member’s membership interest in the Fund or any Holder’s interest in the Feeder Fund, (vii) of the failure of any Member to honor a Drawdown Notice that continues unremedied for ten (10) Business Days or any Holder to honor any Notice of Funding or Borrowing Notice that continues unremedied by the Holder for ten (10) Business Days, (viii) prior to approving the requested withdrawal of any Member (other than those previously disclosed to the Lender), (ix) of eitherany of the Fund or, Adviser, Feeder Fund, Note Agent or Manager being a named party in any material litigation, arbitration or other judicial or administrative proceeding, (x) of receipt of a notice of default under an SPV Facility (as defined in the Loan Authorization Agreement) or the Note Purchase Agreement (or the Credit Agreement referred to therein), (xi) in writing fifteen (15) days (or such shorter period as agreed to by the Lender) prior to providing any Member the right to exchange their Common Units for interest in another investment vehicle managed by the Advisor or its affiliates andor (xii) in writing fifteen (15) days (or such shorter period as agreed to by the Lender) prior to revoking or in any way amending the Adviser’s right to issue Capital Call Notices or of any change in the form of organization of, identity of or replacement or other substitution of the Adviser. 15. 16. We will notify you prior to (i) the dissolution of the Fund pursuant to Article XI of the Fund’s LLC Agreement or otherwise or the Feeder Fund, (ii) any amendment, supplement or other modification to the Fund’s LLC Agreement or any material resolution of the Fund’s Board of Directors related to the Fund’s investment parameters thereunder or the Fund’s right to incur indebtedness or to pledge the Fund’s assets, or (iii) any amendment, supplement or other modification (including any waiver of a default) under the Memorandum and of Association or bye-laws of the Feeder Fund or the Note Purchase Agreement (or the Credit Agreement referred to therein). 16. 17. No Portfolio Investment has been made by the Fund in contravention of Sections 1.3 or 4.1 of the Fund’s LLC Agreement. 1718. The Fund shall not grant or permit to exist any lien, security interest, encumbrance on, or any assignment of, its assets, including, but not limited to, the Remaining Capital Commitments, nor the right to call capital or issue Drawdown Notices to such Members, or the proceeds of any such capital call, including the proceeds from capital calls to pay management fees (it being agreed that the Fund shall be permitted to pay management fees so long as no Default (as defined in the Loan Authorization Agreement) then exists and is continuing) or the On-Pledge Collateral, except (i) liens granted to the Lender pursuant to the Security AgreementAgreements (as defined in the Loan Authorization Agreement), (ii) liens in favor of a depository bank that are permitted under the applicable Control Agreement (as defined in the Loan Authorization Agreement), (iii) liens of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and liens in favor of a banking institution at which the Fund maintains an account arising as a matter of law encumbering deposits (including set-off rights) and which are in the general parameters customary in the banking industry, (iv) liens arising under applicable law for taxes or other obligations not yet due or being contested in good faith for which adequate reserves have been established under GAAP (as defined in the Loan Authorization Agreement), (v) any liens in favor of the Lender or any affiliate 4 thereof and (vi) with the prior written consent of the Lender. 1819. The Fund agrees that to the extent that any obligation has become due and payable under the Loan Authorization Agreement and monies are not otherwise readily available to the Fund to satisfy such obligation, that it shall or it shall promptly issue, or cause the Adviser to issue, Drawdown Notices with respect to the Capital Commitments of the Fund’s Members in an amount sufficient to satisfy in full its obligations under the Loan Authorization Agreement and related Loan Documents (subject to the terms and conditions of the Fund’s LLC Agreement) and the Fund shall, promptly upon receipt, apply the proceeds of the capital calls to the repayment of the outstanding obligations then due. 19. 20. We will provide you with copies of all Subscription Agreements and any other documentation received in connection with the admission of an additional Member of the Fund promptly following receipt thereof. We will provide you with copies of all Subscription Agreements and any other documentation received in connection with the admission of an additional investor of the Feeder Fund promptly following receipt thereof. 20. 21. By executing below, the undersigned certifies that it is acting on behalf of the Fund and that its acts are authorized. 2122. The Board of Directors of the Fund has resolved that they will not act in their discretion to effect an early termination of the Fund at any time that the Fund has any outstanding indebtedness to the Lender. If the Fund does not have any outstanding indebtedness to the Lender, the Board of Directors will not act in their discretion to effect an early termination of the Fund without first providing the Lender written notice of its intention to do so. 2223. We will provide you with copies of all side letters or other agreements between the Fund and its Members and the Feeder Fund and its investors promptly following receipt thereof. There are no side letters or other agreements which would prohibit the Fund from entering into or performing its obligations under the Loan Authorization Agreement or affect the applicable Members’ obligations to honor Drawdown Purchases as set forth in such the Fund’s LLC Agreement or create obligations on the Fund to repurchase unit interests or redeem the interest of a Member in the Fund, other than those that have been previously disclosed to the Lender. There are no side letters or other agreements which would prohibit the Feeder Fund from entering into or performing its obligations under the On-Pledge Collateral or affect the applicable Holders’ obligations to honor Notices of Funding and Borrowing Notices. 2324. Except to the extent written notice thereof has been previously delivered to Lender, neither Fund nor, the Adviser, the Feeder Fund, the Note Agent or the Manager is currently a named party in a pending or threatened action or proceeding before any court, governmental agency or arbitrator, which (x) could reasonably be expected to materially adversely affect the Fund’s or Feeder Fund’s, as applicable, financial condition or operations or (y) purports to affect the legality, validity, or enforceability of the Loan Authorization Agreement or any Collateral Document. 2425. Both after the termination or expiration of the Investment Period and after the occurrence and during the continuance of a dissolution of the Fund, the Adviser is permitted to call capital under the Fund’s LLC Agreement in order to repay the Fund’s outstanding loans made by the Lender to the Fund under the Loan Authorization Agreement. 2526. Upon the termination of the Loan Authorization Agreement and the payment in full in cash of all Loans and other obligations, including interest, fees, costs and expenses, under the Loan Authorization Agreement and any [Certificate of Status] THIS CERTIFICATE OF STATUS IS DATED: _______________, 20__. NEW MOUNTAIN GUARDIAN IV BDC, L.L.C. By____________________________________ Name: Shiraz Kajee Its: Authorized Signatory

ANNEX B TO FIRST AMENDMENT TO LOAN AUTHORIZATION AGREEMENT [ See attached ]